Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

A. Schulman, Inc.

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated April 27, 2015, relating to the consolidated financial statements of HGGC Citadel Plastics Holdings, Inc. appearing in the Current Report on Form 8-K filed by A. Schulman, Inc. on April 27, 2015.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Chicago, Illinois

April 27, 2015